UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 22, 2007

Nephros, Inc.
(Exact Name of Registrant as Specified in Charter)

Commission File Number:  001-32288

Delaware	13-3971809
(State or other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

3960 Broadway, New York, New York 10032
(Address of Principal Executive Offices)
(Zip Code)

(212) 781-5113
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On May 22, 2007, Dr. Bernard Salick submitted to Nephros, Inc. (the “Company”) his resignation from the Company’s Board of Directors (the “Board”) effective immediately to pursue other business interests.  Dr. Salick had no disagreements with the Company on any matters related to the Company’s operations, policies or practices.  The Board thanks Dr. Salick for his dedicated service and valued contributions to the Company.

Item 8.01 Other Events.

On May 23, 2007, the Company issued a press release announcing the resignation of Dr. Salick from the Company’s Board.  The full text of this press release is attached hereto as Exhibit 99.1.  The information in this Item 8.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that Section.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1                 Press Release issued by Nephros, Inc. dated May 23, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 23, 2007

                                     NEPHROS, INC.

                                     By: /s/ Mark W. Lerner
                                         Mark W. Lerner
                                         Chief Financial Officer
                                             (Principal Financial and Accounting Officer)